Exhibit 10.36

Konidaris 2010 TRSU Agreement

RESTRICTED STOCK UNITS

AWARD AGREEMENT

This Award Agreement (the “Agreement”) is entered into as of May 13, 2010 by and between Electro Scientific Industries, Inc., an Oregon corporation (the “Company”), and Nicholas Konidaris (“Recipient”), for the grant of restricted stock units with respect to the Company’s Common Stock (“Common Stock”).

On May 13, 2010, the Compensation Committee of the Company’s Board of Directors made a restricted stock units award to Recipient pursuant to the Company’s 2004 Stock Incentive Plan (the “Plan”) and Recipient desires to accept the award subject to the terms and conditions of this Agreement.

IN CONSIDERATION of the mutual covenants and agreements set forth in this Agreement, the parties agree to the following.

1. Grant and Terms of Restricted Stock Units. The Company grants to Recipient                      restricted stock units, subject to the restrictions, terms and conditions set forth in this Agreement.

(a) Rights under Restricted Stock Units. A restricted stock unit (a “RSU”) represents the unsecured right to require the Company to deliver to Recipient one share of Common Stock for each RSU, subject to Section 1(c). The number of shares of Common Stock deliverable with respect to each RSU is subject to adjustment as determined by the Board of Directors of the Company as to the number and kind of shares of stock deliverable upon any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off or other change in the corporate structure affecting the Common Stock generally.

(b) Vesting and Delivery Dates. The RSUs issued under this Agreement shall initially be 100% unvested and subject to forfeiture. Subject to this Section 1(b) and Section 1(c), the RSUs shall vest 100% on the [third][fifth] anniversary of the date of grant. Except as set forth in Section 1(c) or in the Employment Agreement, dated as of January 7, 2004, by and between the Company and Recipient, as amended, as the same may be amended, restated or modified from time to time (the “Employment Agreement”), the RSUs shall become vested on the vesting date only if Recipient continues to be an employee of the Company immediately after such vesting date. The delivery date for a RSU shall be the date on which such RSU vests.

(c) Payment before Vesting Date.

(1) Payment on Death or Total Disability. If Recipient ceases to be an employee of the Company by reason of Recipient’s death or physical disability, outstanding but unvested RSUs shall become immediately vested in an amount determined by multiplying the total number of RSUs subject to this Agreement by a percentage calculated by dividing the number of whole months elapsed from the date of this Agreement to the date of termination of employment by [36][60] (the “Pro Rata Percentage”); provided, however, that the number of RSUs so vested shall be reduced by the number of any RSUs that previously vested pursuant to Section 1(b). The delivery date shall also accelerate. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians approved by the Company, causes Recipient to be unable to perform his or her duties as an employee, director, officer or consultant of the Company and unable to engage in any substantial gainful activity. Total disability shall be deemed to have occurred after both of the following have occurred:

(A) The two independent physicians have furnished their written opinion of total disability to the Company; and

(B) The Company has reached an opinion of total disability.

(2) Payment on Retirement. Except as otherwise provided in this Section 1(c) or in the Employment Agreement, if Recipient voluntarily terminates his employment with the Company after Recipient attains age 67 with the intention of not seeking further full time employment at termination the Company shall deliver [all of the shares of Common Stock underlying the total number of RSUs subject to this Agreement] [the number of shares of Common Stock determined by multiplying the total number of RSUs subject to this Agreement by a percentage calculated by dividing the number of whole months elapsed from the date of this Agreement to the date of the third anniversary of the date of Recipient’s termination of employment by 60].

(3) Payment on Termination Other Than for Cause. If the Company terminates Recipient’s employment with the Company other than for Cause or Recipient terminates his employment for Good Reason and there has been no Change in Control (as “Cause,” “Good Reason” and “Change in Control” are defined in the Employment Agreement), then at termination the Company shall deliver the number of shares of Common Stock determined by multiplying the total number of RSUs subject to this Agreement by a percentage calculated by dividing the number of whole months elapsed from the date of this Agreement to the date of the second anniversary of the date of Recipient’s termination of employment by 60.

(4) Treatment on Change in Control. Except as Otherwise Provided in the Employment Agreement:

(i) If as a result of a Change in Control, the Company’s Common Stock ceases to be listed for trading on a national securities exchange (an “Exchange”) and the voting securities of the resulting corporation or the acquiring corporation, as the case may be (including without limitation, the voting securities of any corporation which as a result of the Change in Control owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Surviving Company”), are traded on an Exchange any RSUs subject to this award that are unvested on the date of the Change in Control shall continue to vest and be deliverable according to the terms and conditions of this award and this award shall be replaced with an award for voting securities of the Surviving Company (a “Replacement Award”), which Replacement Award shall consist of RSUs with respect to shares of voting securities that have a value (determined using the Surviving Company’s stock price as of the date of the Change in Control) equal to the value of the shares of Common Stock with respect to the replaced award of RSUs (determined using the Company’s stock price as of the date of the Change in Control); provided, however, that in the event of a termination of Recipient’s employment by the Company or the Surviving Company without Cause or by Recipient for Good Reason during the vesting period of any Replacement Award, the Replacement Award shall immediately vest and the delivery date shall be accelerated; and provided further that upon the vesting date of all or a portion of a Replacement Award, the Company or the Surviving Company shall pay to Recipient an additional lump sum cash payment equal to the decrease, if any, in the value of a share of the Surviving Company’s voting securities from the date of the Change in Control (as increased on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the date of the Change in Control and the date of vesting of the Replacement Award) to the time of vesting multiplied by the total number of RSUs vesting on such date.

(ii) If as a result of a Change in Control, the Company’s Common Stock continues to be listed for trading on an Exchange, any RSUs that are unvested on the date of the Change of Control shall continue to vest according to the terms and conditions of this award; provided however, that, in the event of a termination of Recipient’s employment by the Company without Cause or by Recipient for Good Reason during the vesting period of this award such award shall immediately vest and the delivery date shall be accelerated; and provided further that upon the vesting date of all or portion of this award, the Company shall pay to Recipient an additional lump sum cash payment equal to the decrease, if any, in the value of a share of the Company’s stock from the date of the Change in Control (as increased on a calendar quarterly basis using an annual interest rate, as of the last business day of the calendar quarter, for zero-coupon U.S. government securities with a constant maturity closest in length to the time period between the date of the Change in Control and the date of the vesting) to the time of vesting, multiplied by the total number of RSUs vesting on such date.

(iii) If (i) a change in ownership of the Company occurs (applying the definition of “change in the ownership of a corporation” set forth in Treasury Regulation Section 1.409A(3)(i)(5)(v), replacing “50 percent” with “75 percent”) or (ii) there is a change in the ownership of a substantial portion of the assets of the Company (applying the definition of “change in the ownership of a substantial portion of a corporation’s assets” set forth in Treasury Regulation Section 1.409A(3)(i)(5)(vii), replacing “40 percent” with “all or substantially all”), and the voting securities of the Surviving Corporation or the Company after the transaction are not listed on an Exchange, then all RSUs subject to this award shall vest and be deliverable immediately prior to the closing of such transaction.

(iv) For purposes of this Agreement, a “Change in Control” of the Company shall mean the occurrence of any of the following events:

(A) Any consolidation, merger or plan of share exchange involving the Company (a “Merger”) as a result of which the holders of outstanding securities of the Company ordinarily having the right to vote for the election of directors (“Voting Securities”) immediately prior to the Merger do not continue to hold at least 50% of the combined voting power of the outstanding Voting Securities of the surviving or continuing corporation immediately after the Merger, disregarding any Voting Securities issued or retained by such holders in respect of securities of any other party to the Merger;

(B) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company;

(C) The adoption of any plan or proposal for the liquidation or dissolution of the Company;

(D) At any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (“Incumbent Directors”) shall cease for any reason to constitute at least a majority thereof, unless each new director elected during such two-year period was nominated or elected by two-thirds of the Incumbent Directors then in office and voting (with new directors nominated or elected by two-thirds of the Incumbent Directors also being deemed to be Incumbent Directors); or

(E) Any Person (as hereinafter defined) shall, as a result of a tender or exchange offer, open market purchases, or privately negotiated purchases from anyone other than the Company, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of Voting Securities representing fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities.

Notwithstanding anything in the foregoing to the contrary, unless otherwise determined by the Board of Directors, no Change in Control shall be deemed to have occurred for purposes of this Agreement if (1) Recipient acquires (other than on the same basis as all other holders of the Company Common Stock) an equity interest in an entity that acquires the Company in a Change in Control otherwise described under subparagraph (A) or (B) above, or (2) Recipient is part of group that constitutes a Person which becomes a beneficial owner of Voting Securities in a transaction that otherwise would have resulted in a Change in Control under subparagraph (E) above.

(v) For purposes of this Agreement, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person”, as such term is used in Section 14 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company, a wholly owned subsidiary of the Company or any employee benefit plan(s) sponsored by the Company.

(vi) For purposes of this Agreement, termination by Recipient of his or her employment for “Good Reason” shall mean termination based on the following, after notice to the Company or the Surviving Company by the Recipient of the condition within one year of the occurrence of the condition and failure of the Company or the Surviving Company to remedy the condition within 30 days after notice:

(A) a material diminution of Recipient’s status, title, position(s) or responsibilities from Recipient’s status, title, position(s) and responsibilities as in effect immediately prior to the Change in Control or the assignment to Recipient of any duties or responsibilities which are inconsistent with such status, title, position(s) or responsibilities (in either case other than is isolated, insubstantial or inadvertent actions which are remedied after notice), or any removal of Recipient from such position(s), except in connection with the termination of Recipient’s employment for Cause, total disability (as defined in Section 1(d)(i)) or as a result of Recipient’s death or voluntarily by Recipient other than for Good Reason;

(B) a material reduction by the Company or Surviving Company in Recipient’s rate of base salary, bonus or incentive opportunity or a material reduction in benefits (other than reductions that do not impact Recipient’s compensation opportunity, taken as a whole, or a reduction in benefits applicable to substantially all employees); or

(C) the Company’s or Surviving Company’s requiring Recipient to be based more than fifty miles from the principal office at in which Recipient is based immediately prior to the Change in Control, except for reasonably required travel on the Company’s business.

(d) Forfeiture of RSUs on Other Terminations of Service. Except as provided in the Employment Agreement, if Recipient ceases to be an employee of the Company for any reason that does not result in acceleration or payment pursuant to Section 1(c), Recipient shall immediately forfeit all outstanding but unvested RSUs granted pursuant to this Agreement and Recipient shall have no right to receive the related Common Stock.

(e) Restrictions on Transfer and Delivery on Death. Recipient may not sell, transfer, assign, pledge or otherwise encumber or dispose of the RSUs. Recipient may designate beneficiaries to receive shares of stock with respect to RSUs if Recipient dies before the delivery date by so indicating on Exhibit A, which is incorporated into and made a part of this agreement. If Recipient fails to designate beneficiaries on Exhibit A, the shares will be delivered to Recipient’s estate.

(f) Reinvestment of Dividend Equivalents. On each date on which the Company pays a dividend on a share of Common Stock with respect to an RSU, the number of RSUs subject to this Agreement shall be increased by a number equal to the number of whole or fractional shares of Common Stock with a value equal to the value of the dividends that would have been paid on the stock deliverable pursuant to the RSUs (if such shares were outstanding), divided by the closing stock price on the dividend payment date.

(g) Delivery on Delivery Date. As soon as practicable following the delivery date for a share of Common Stock, the Company shall deliver a certificate for the number of shares represented by all RSUs having a delivery date on the same date, rounded down to the whole share. No fractional shares of Common Stock shall be issued. The Company shall pay to Recipient in cash an amount equal to the value of any fractional shares that would otherwise have been issued, valued as of the delivery date. If shares or cash are to be delivered on a particular date, the shares or cash shall be deemed delivered on that date for purposes of compliance with the terms of this Agreement if the cash or shares are actually delivered within 45 days after the specified date as determined in the Company’s discretion with the Recipient having no right to determine the delivery date. Recipient shall not have any right to determine or direct the date of actual delivery.

(h) Recipient’s Rights as Shareholder. Recipient shall have no rights as a shareholder with respect to the RSUs or the shares underlying them until the Company delivers the shares to Recipient on the delivery date.

(i) Tax Withholding. Recipient acknowledges that, at the actual delivery date, the value of delivered shares of Common Stock will be treated as ordinary compensation income for federal and state income and FICA tax purposes, and that the Company will be required to withhold taxes on this income amount. Promptly following the delivery date, the Company will notify Recipient of the required withholding amount. Concurrently with or prior to the delivery of the certificate referred to in Section 1(g), Recipient shall pay to the Company the required withholding amount in cash or, at the election of Recipient (which election must be made on or before the vesting date), by surrendering to the Company for cancellation shares of the Company’s Common Stock to be delivered with respect to the RSUs or other shares of the Company’s Common Stock valued at the closing market price for the Company’s Common Stock on the vesting date. If Recipient pays the withholding amount in shares of Common Stock, the Company shall pay to Recipient in cash the amount of any resulting over payment.

(j) Section 409A. The award made pursuant to this Agreement shall be interpreted in accordance with Section 409A and Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance issued after the grant of the award. For example, a termination of employment shall be determined with respect to standards for “separation from service” within the meaning of applicable regulations.

(1) Notwithstanding any provision of the award to the contrary, the Company may adopt such amendments to the award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (1) exempt the award from the application of Section 409A or preserve the intended tax treatment of the benefits provided with respect to the award, or (2) comply with the requirements of Section 409A.

(2) If an amount is determined to be subject to applicable provisions of Section 409A of the Code, payment in connection with termination of employment for a reason other than death or total disability may not start or be made to Recipient if the Company determines Recipient is a “key employee” as defined in Section 416(i) of the Code, without regard to Section 416(i)(5) of the Code, before the date which is six months after the date of termination, notwithstanding any other provisions for time of payment in this Agreement, if such delay in payment is necessary to comply with Section 409A of the Code. The Company may determine that Recipient is a key employee in the event of doubt or to avoid impractical efforts or expense to make an exact determination of key employees. Recipient shall have no claim, rights or remedy if the determination is not correct.

2. Miscellaneous.

(a) Entire Agreement; Amendment. This Agreement, the Plan (including without limitation Section 17 thereof) and the Employment Agreement constitutes the entire agreement of the parties with regard to the subjects hereof and may be amended only by written agreement between the Company and Recipient.

(b) Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the party to whom it is addressed or when deposited into the United States mail as registered or certified mail, return receipt requested, postage prepaid, addressed to Electro Scientific Industries, Inc., Attention: Corporate Secretary, at its principal executive offices or to Recipient at the address of Recipient in the Company’s records, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party.

(c) Rights and Benefits. The rights and benefits of this Agreement shall inure to the benefit of and be enforceable by the Company’s successors and assigns and, subject to the restrictions on transfer of this Agreement, be binding upon Recipient’s heirs, executors, administrators, successors and assigns.

(d) Further Action. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(e) Applicable Law; Attorneys’ Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon. In the event either party institutes litigation hereunder, the prevailing party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

ELECTRO SCIENTIFIC INDUSTRIES, INC.

By:
Authorized Officer

Nicholas Konidaris

EXHIBIT A

DESIGNATION OF BENEFICIARY

Name	Social Security Number - -

I designate the following person(s) to receive any restricted stock units outstanding upon my death under the Restricted Stock Units Award Agreement with Electro Scientific Industries, Inc.:

A. Primary Beneficiary(ies)

Name	Social Security Number - -

Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -

Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -

Birth Date	Relationship
Address	City State Zip

If more than one primary beneficiary is named, the units will be divided equally among those primary beneficiaries who survive the undersigned.

B.	Secondary Beneficiary(ies)

In the event no Primary Beneficiary is living at the time of my death, I designate the following the person(s) as my beneficiary(ies):

Name	Social Security Number - -

Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -

Birth Date	Relationship
Address	City State Zip

Name	Social Security Number - -

Birth Date	Relationship
Address	City State Zip

If more than one Secondary Beneficiary is named, the units will be divided equally among those Secondary beneficiaries who survive the undersigned.

This designation revokes and replaces all prior designations of beneficiaries under the Restricted Stock Units Award Agreement.

Date signed: , 20
Signature

A - 1